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                                                                    EXHIBIT 99.1

December 20, 2002



J. Peter Pierce                                   BY TELECOPIER:  (610) 862-2120
Eight Tower Bridge, Suite 140                     ------------------------------
161 Washington Street                             AND OVERNIGHT DELIVERY
Conshohocken, PA  19428                           ----------------------


Dear Peter:

       We were very surprised to learn that you had directed your attorneys, Cozen O'Connor, to issue the press release that the firm released on December 17, 2002, describing the two lawsuits filed by you, and people and entities related to you, against Iron Mountain Incorporated (the "Company") and certain of its officers and directors. You certainly have the right to commence litigation. However, we believe that the two cases you have filed are utterly without merit and have no purpose other than to deflect attention from the facts which led to the filing by the Company of actions against you. Your further election to publicize the dispute at a time when you knew the Company was selling senior subordinated notes in a public offering strikes us as another flagrant failure on your part to act in the best interests of the Company and in accordance with your fiduciary duties.

       The Board of Directors (including yourself) unanimously approved the financing on November 27, and again expressed support for it at the December 5 Board meeting for the reasons discussed at the meetings. Iron Mountain, of course, promptly filed an 8-K on December 17 referring to the litigation, so no issue of disclosure to investors was involved. Your directing Cozen O'Connor to issue the press release on the 17th could have had no purpose other than to interfere with the financing or to otherwise damage the Company.

       Your causing the issuance of the press release leads us to conclude that no purpose can possibly be served by your continued presence on the Board; and in fact, your continued participation in directing the management of the Company may adversely affect it. Therefore, we request that you resign from the Board immediately.


Very truly yours,


/s/ C. Richard Reese
---------------------------
C. Richard Reese
Chairman of the Board

PLEASE SEE PAGE 2 FOR OTHER SIGNATORIES.


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SIGNATORIES CONTINUED:



/s/ CLARKE H. BAILEY
---------------------------
Clarke H. Bailey



/s/ CONSTANTIN R. BODEN
---------------------------
Constantin R. Boden



/s/ KENT DAUTEN
---------------------------
Kent Dauten



/s/ EUGENE B. DOGGETT
---------------------------
Eugene B. Doggett



/s/ B. THOMAS GOLISANO
---------------------------
B. Thomas Golisano



/s/ JOHN F. KENNY, JR.
---------------------------
John F. Kenny, Jr.



/s/ ARTHUR D. LITTLE
---------------------------
Arthur D. Little



/s/ VINCENT J. RYAN
---------------------------
Vincent J. Ryan